UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 1, 2021 (September 28, 2021)

FORCE PROTECTION VIDEO EQUIPMENT CORP.

(Exact name of registrant as specified in its charter)

Florida	000-55519	45-1443512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2629 Townsgate Road, Suite 215

Westlake Village, CA 91361

(Address of principal executive offices)

(714) 312-6844

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement and Transaction

On September 28, 2021, Force Protection Video Equipment Corp. (the “Company” or “FPVD”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BritePool, Inc., a Delaware corporation (“BritePool”), FPVD Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and certain other parties. Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into BritePool (the “Merger”), with BritePool surviving the Merger as a wholly owned subsidiary of the Company. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the effective time of the Merger (the “Effective Time”):

(a)	Each share of BritePool’s Class A and Class B common stock (“BritePool Common Stock”) outstanding immediately prior to the Effective Time, other than certain excluded shares, will be automatically converted solely into the right to receive a number of shares of the Company’s common stock (“Company Common Stock”) equal to the Exchange Ratio defined below (with fractional shares rounded up or down to the nearest whole number).

(b)	Each option to purchase shares of BritePool Common Stock (each, a “BritePool Option”) that is outstanding and unexercised immediately prior to the Effective Time will be converted into and become an option to purchase shares of Company Common Stock (the “Assumed Options”). The number of shares of Company Common Stock subject to each Assumed Option will be determined by multiplying (i) the number of shares of BritePool Common Stock that were subject to such BritePool Option, as in effect immediately prior to the Effective Time, by (ii) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares, and the per share exercise price for the Company Common Stock issuable upon exercise of each Assumed Option will be determined by dividing (A) the per share exercise price of such BritePool Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting per share exercise price up to the nearest one ten millionth of a cent ($0.0000001). Any restriction on the exercise of any BritePool Option will continue in full force and effect and the term, exercisability, vesting schedule, accelerated vesting provisions, and any other provisions of such BritePool Option will otherwise remain unchanged.

Closing Conditions.

The closing of the Merger (the “Closing”) is subject to the following conditions: (i) expansion of the Company’s Board of Directors (“Board”) from three (3) seats to five (5) seats and the appointment of David Moore, BritePool’s Chief Executive Officer, and Robert Perkins, BritePool’s Chief Operating Officer, to the Board, (ii) the entry into employment agreements, in the forms attached as exhibits to the Merger Agreement, with David Moore, George Stella, and Robert Perkins as Chief Executive Officer, President and Executive Vice President of the Company, respectively, and (iii) entry into an exchange agreement (the “Exchange Agreement:”) with SRAX, Inc. (“SRAX”), pursuant to which SRAX will exchange all of its outstanding Company Common Stock for a class of non-voting preferred stock of the Company containing a beneficial ownership limitation of 4.99% (subject to increase on 61 days’ notice) and otherwise having the same rights, preferences, and privileges of the Company Common Stock (the “SRAX Exchange”).

In addition to the foregoing conditions, the Closing is subject to the satisfaction or waiver of certain other customary conditions, including among other things: (i) the accuracy of the parties’ representations and warranties, (ii) compliance by the parties with their respective covenants, and (iii) no law or order preventing the Merger and related transactions.

Exchange Ratio

The Exchange Ratio provided in the Merger Agreement is 16,154.07 (the “Exchange Ratio”). As a result of the Exchange Ratio, at the Effective Time, the holders of (i) BritePool Common Stock will receive an aggregate of 183,445,351,630 shares of Company Common Stock, accounting for approximately 44.71% of the aggregate number of shares of outstanding Company Common Stock immediately following the Closing (with such number assuming the full conversion of the SRAX preferred stock received in the SRAX Exchange back into Company Common Stock) and (ii) BritePool Options will receive options to purchase an aggregate of 71,220,059,440 shares of Company Common Stock.

Employment Agreements

As a required closing condition under the Merger Agreement, the Company is required to enter into employment agreements (collectively, the “Employment Agreements”) with (i) David Moore (“Moore Agreement”), (ii) George Stella (“Stella Agreement”) and (iii) Robert Perkins (“Perkins Agreement”). The Company will enter into the Employment Agreements at the Closing, subject to customary background checks.

David Moore Employment

The Moore Agreement will entitle Mr. Moore to receive a base salary of $240,000 per annum (“Moore Base Salary”), which will increase to $350,000 and become the new Moore Base Salary on the date that the Company completes a financing with gross proceeds of $5,000,000 subsequent to March 12, 2022 (a “Qualified Financing”). Additionally, upon the effective date of the Moore Agreement, the Board will appoint Mr. Moore to the Board.

Mr. Moore will be eligible to be considered for an annual discretionary target cash bonus of 60% of the Moore Base Salary with (i) 50% of such bonus based on corporate revenue targets and metrics and (ii) 50% of such bonus based on certain corporate profit and loss targets, each to be approved by the Board or a compensation committee thereof.

Additionally, Mr. Moore will be eligible to receive an annual market-based equity grant if and when determined by the Board.

On the one (1) year anniversary of the effective date of employment, the Company will issue Mr. Moore such number of restricted stock units as is equal to (i) $1,900,000 divided by (ii) the closing price per share of the Company Common Stock on the grant date.

In the event that the Company terminates Mr. Moore’s employment without “Cause” (as defined in the Moore Agreement), or upon Mr. Moore resigning for “Good Reason” (as defined in the Moore Agreement), the Company, or Mr. Moore, as applicable will provide at least six (6) months notice prior to such termination (“Termination Period”). During such Termination Period, Mr. Moore will continue to receive the Moore Base Salary and continue to vest in all then outstanding equity-based awards that are time or performance based.

George Stella Employment

George Stella currently serves as the Company’s President and Chief Revenue Officer. Subject to the Stella Agreement, he will continue to serve as the Company’s President and will be entitled to receive a base salary of $240,000 per annum (“Stella Base Salary”), which will increase to $350,000 and become the new Stella Base Salary on the date that the Company completes a Qualified Financing subsequent to March 12, 2022.

Mr. Stella will be eligible to be considered for an annual discretionary target cash bonus of 60% of the Stella Base Salary with (i) 50% of such bonus based on corporate revenue targets and metrics and (ii) 50% of such bonus based on certain corporate profit and loss targets, each to be approved by the Board or a compensation committee thereof.

Additionally, Mr. Stella will be eligible to receive an annual market-based equity grant if and when determined by the Board.

On the one (1) year anniversary of the effective date of employment, the Company will issue Mr. Stella such number of restricted stock units as is equal to (i) $1,900,000 divided by (ii) the closing price per share of the Company Common Stock on the grant date.

In the event that the Company terminates Mr. Stella’s employment without “Cause” (as defined in the Stella Agreement), or upon Mr. Stella resigning for “Good Reason” (as defined in the Stella Agreement), the Company, or Mr. Stella, as applicable will provide at least the six (6) months notice Termination Period. During such Termination Period, Mr. Stella will continue to receive the Stella Base Salary and continue to vest in all then outstanding equity-based awards that are time or performance based.

Robert Perkins Employment

The Perkins Agreement will entitle Mr. Perkins to receive a base salary of $180,000 per annum (“Perkins Base Salary”), which will increase to $240,000 and become the new Perkins Base Salary on the date that the Company completes a Qualified Financing subsequent to March 12, 2022.

Mr. Perkins will be eligible to be considered for an annual discretionary target cash bonus of 60% of the Perkins Base Salary with (i) 50% of such bonus based on corporate revenue targets and metrics and (ii) 50% of such bonus based on certain corporate profit and loss targets, each to be approved by the Board or a compensation committee thereof.

Additionally, Mr. Perkins will be eligible to receive an annual market-based equity grant if and when determined by the Board.

On the one (1) year anniversary of the effective date of employment, the Company will issue Mr. Perkins such number of restricted stock units as is equal to (i) $1,200,000 divided by (ii) the closing price per share of the Company Common Stock on the grant date.

In the event that the Company terminates Mr. Perkins’ employment without “Cause” (as defined in the Perkins Agreement), or upon Mr. Perkins resigning for “Good Reason” (as defined in the Perkins Agreement), the Company, or Mr. Perkins, as applicable will provide at least the six (6) months notice Termination Period. During such Termination Period, Mr. Perkins will continue to receive the Perkins Base Salary and continue to vest in all then outstanding equity-based awards that are time or performance based.

Post-Closing of Merger

Following the Closing, (i) David Moore will serve as the Company’s Chief Executive Officer and as member of the Company’s Board, (ii) Robert Perkins will serve as the Company’s Executive Vice President and as a member of the Company’s Board, and (iii) George Stella will continue to serve as the Company’s President.

Additionally, as of the Closing, the Board will expand from three (3) to five (5) directors.

The Merger Agreement contains customary representations, warranties and covenants made by BritePool and the Company, including covenants relating to obtaining the requisite approvals of the Company and BritePool, and certain indemnification provisions.

The Merger Agreement contains certain customary termination rights, including, among others: (i) mutual written consent of the Company and BritePool, (ii) the right of either party to terminate the Merger Agreement if the Merger has not occurred by March 31, 2022, and (iii) the right of either party to terminate the Merger Agreement due to a material breach by the other party of any of its representations, warranties or covenants which would result in the closing conditions not being satisfied, subject to certain conditions.

The foregoing summaries of the Merger Agreement, Moore Agreement, Stella Agreement, and Perkins Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such document, a copy of each of which is included as Exhibit 2.01, hereto and which are incorporated herein in their entirety by reference.

Important Note

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of the specified dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between those parties instead of establishing particular matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on these representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, BritePool or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01 Other Events

On September 29, 2021, the Company and BritePool jointly announced the Merger Agreement. A copy of the press release is attached as Exhibit 99.01.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the anticipated consummation of the proposed transactions, and other statements that are not historical facts. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” “will,” and similar expressions and their variants. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks relating to the completion of the Merger, including the satisfaction of closing conditions. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts the Company’s business, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume.

There can be no assurance that the Company will be able to complete the proposed transactions on the anticipated terms, or at all. Additional risks and uncertainties relating to the Company and its business can be found under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the SEC, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on April 15, 2021 and as amended on May 28, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.01	Agreement and Plan of Merger
99.01	Press Release dated September 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 1, 2021	Force Protection Video Equipment Corp.

/s/ Christopher Miglino
		By:	Christopher Miglino
Principal Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
2.01	Agreement and Plan of Merger
99.01	Press Release dated September 29, 2021